Exhibit 99.1

Cover-All Technologies Inc. 412 Mt. Kemble Avenue, Suite 110C Morristown, NJ 07960 Tel: 973.461.5200	FOR IMMEDIATE RELEASE

Cover-All Announces Third Quarter 2013 Results

30% year-over-year revenue growth during first nine months of 2013; Reaffirming record revenue target for fiscal 2013

MORRISTOWN, NEW JERSEY (October 31, 2013) – Cover-All Technologies Inc. (NYSE MKT: COVR), a Delaware corporation (“Cover-All” or the “Company”), today announced financial results for the quarter ended September 30, 2013.

“We are pleased to report significant revenue and EBITDA* growth for the first nine months in 2013 – up 30% and up 1503%, respectively, year-over-year,” said Manish Shah, CEO and President of Cover-All. “We are having significant momentum with eight new contracts this year and increasing demand for professional services. With outstanding financial results for the first nine months in 2013, we are projecting record revenue in 2013. In keeping with the goal of growing the business and enhancing shareholder value, we are actively looking at several options to expand the potential of the Company, including seeking partners and alliances.”

“We also announced a reorganization of the Company, effective as of October 1, 2013, which we believe will help us meet growing demands and generate annualized cost savings in excess of $1.5 million in 2014. These cost savings will improve operating profitability and free up capital for growth strategies at an appropriate time.”

“We believe that core system modernization and data analytics are top 2014 IT initiatives for the P/C insurance industry in the United States. We believe that we provide the most robust and complete policy and analytics solutions for the P/C industry, which is being endorsed by recent wins and successful implementations. We plan to aggressively pursue marketing our unique software and service offerings and expect to play a significant role during this ongoing technology transformation era for P/C insurance.”

FINANCIAL HIGHLIGHTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

Revenue

•

Total revenues for the nine months ended September 30, 2013 were $16.0 million compared to $12.3 million for the same period in 2012.

•

License revenue for the nine months ended September 30, 2013 was $5.3 million compared to $2.7 million for the same period in 2012.

•

Support Services revenue (which represents contracted continuing revenue) was $6.0 million for nine months ended September 30, 2013 compared to $6.4 million in the same period in 2012.

•

Professional Services revenue for the nine months ended September 30, 2013 was $4.6 million compared to $3.1 million for the same period in 2012.

Profitability

•

Operating income (loss) for the nine months ended September 30, 2013 was $(1.1) million compared to $(3.0) million in the comparable period in 2012.

•

Net income (loss) for the nine months ended September 30, 2013 was $(1.4) million, or $(0.05) per basic and diluted share, compared to $(3.0) million, or $(0.12) per basic and diluted share, in the same period of 2012.

Non-GAAP* Profitability

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP metric, for the nine months ended September 30, 2013 was $2.7 million, or $0.10 per basic and diluted share, and $3.0 million, or $0.11 per basic and diluted share, excluding non-recurring reorganization-related costs, compared to $(190,000), or $(0.01) per basic and diluted share, in the same period of 2012.

•

Net income (loss) excluding non-recurring reorganization-related costs, a non-GAAP metric, for the nine months ended September 30, 2013 was $(1.0) million, or $(0.04) per basic and diluted share, compared to $(3.0) million, or $(0.12) per basic and diluted share, in the same period of 2012.

Earnings per Share Disclosures

•

All earnings per share results disclosed above for the nine months ended September 30, 2013 and 2012 are based on 26.1 million and 25.9 million basic and diluted weighted average shares issued and outstanding, respectively.

FINANCIAL HIGHLIGHTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013

Revenue

•

Total revenues for the three months ended September 30, 2013 were $5.1 million compared to $3.3 million for the same period in 2012.

•

License revenue for the three months ended September 30, 2013 was $1.0 million compared to $238,000 for the same period in 2012.

•

Support Services revenue (which represents contracted continuing revenue) was $2.0 million for the quarter ended September 30, 2013 compared to $2.2 million for the same quarter last year.

•

Professional Services revenue for the third quarter of 2013 was $2.0 million compared to $864,000 for the same quarter in 2012.

Profitability

•

Total expenses (cost of revenue and operating expenses) for the three months ended September 30, 2013 were $5.9 million compared to $4.8 million in the comparable period of 2012.

•

Operating income (loss) for the three months ended September 30, 2013 was $(814,000) compared to $(1.5) million in the comparable period in 2012.

•

Net income (loss) for the three months ended September 30, 2013 was $(916,000), or $(0.03) per basic and diluted share, compared to $(1.5) million, or $(0.06) per basic and diluted share, for the same period in 2012.

Non-GAAP* Profitability

•

EBITDA, a non-GAAP metric, for the three months ended September 30, 2013 was $456,000, or $0.02 per basic and diluted share, and $775,000, or $0.03 per basic and diluted share, excluding non-recurring reorganization-related costs, compared to $(393,000), or $(0.02) per basic and diluted share, for the same period in 2012.

•

Net income (loss) excluding non-recurring reorganization-related costs, a non-GAAP metric, for the three months ended September 30, 2013 was $(597,000), or $(0.02) per basic and diluted share, compared to $(1.5) million, or $(0.06) per basic and diluted share, for the same period in 2012.

Balance Sheet

•

As of September 30, 2013, the Company had $1.5 million in cash and cash equivalents and $2.5 million in accounts receivable.

Earnings per Share Disclosures

•

All earnings per share results disclosed above for the three months ended September 30, 2013 and 2012 are based on 26.3 million and 25.9 million basic and diluted weighted average shares issued and outstanding, respectively.

WEBCAST AND CONFERENCE CALL INFORMATION

Management will conduct a live teleconference to discuss its 2013 third quarter financial results at 4:30 p.m. EDT on Thursday, October 31, 2013. Anyone interested in participating should call 1-877-941-1428 if calling from the United States, or 1-480-629-9665 if dialing internationally. A replay will be available until November 14, 2013, which can be accessed by dialing 1-877-870-5176 within the United States and 1-858-384-5517 if dialing internationally. Please use passcode 4647421 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.cover-all.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful implementation of our acquisition strategies and our ability to complete or integrate acquisitions, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control. Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 29, 2013, copies of which are available from the SEC or may be obtained upon request from the Company.

ABOUT NON-GAAP FINANCIAL MEASURES

In evaluating its business, Cover-All considers and uses EBITDA as a supplemental measure of its operating performance. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. The Company presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term EBITDA is not defined under U.S. generally accepted accounting principles (“U.S. GAAP”) and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Cover-All, limiting their usefulness as comparative tools. Cover-All compensates for these limitations by relying on its U.S. GAAP results and using EBITDA only supplementally.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All provides property and casualty insurance professionals a robust state-of-the-art, browser-based family of Policy, Business Intelligence, and Claims solutions designed to deliver products to market faster, enhance quality, ensure compliance, and reduce costs. With offices in Morristown, NJ, Manhattan, NY and Honolulu, HI, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way property and casualty insurance business is conducted. Additional information is available online at www.cover-all.com.

Cover-All®, My Insurance Center™ (MIC) NexGen, Insurance Policy Database™ (IPD) and PipelineClaims™ are trademarks or registered trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Contact

Ann Massey

Chief Financial Officer

(973) 461-5190

amassey@cover-all.com

Cover-All Technologies Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenues:
Licenses	$1,028,474	$237,995	$5,348,322	$2,663,993
Support Services	2,002,028	2,167,994	6,006,206	6,449,353
Professional Services	2,028,602	863,734	4,593,917	3,146,817
Total Revenues	5,059,104	3,269,723	15,948,445	12,260,163

Cost of Revenues:
Licenses	1,203,966	1,028,347	3,527,090	3,203,881
Support Services	1,565,818	1,341,269	5,879,782	4,388,977
Professional Services	883,174	1,115,018	2,325,940	3,681,185
Total Cost of Revenues	3,652,958	3,484,634	11,732,812	11,274,043
Direct Margin	1,406,146	(214,911)	4,215,633	986,120

Operating Expenses:
Sales and Marketing	600,629	703,132	1,774,300	2,051,716
General and Administrative	492,364	391,652	1,558,325	1,262,775
Acquisition Costs	—	—	—	136,957
Reorganization Costs	319,014	—	319,014	—
Research and Development	807,856	177,772	1,633,611	537,278
Total Operating Expenses	2,219,863	1,272,556	5,285,250	3,988,726
Operating (Loss) Income	(813,717)	(1,487,467)	(1,069,617)	(3,002,606)

Other Expense (Income)
Interest Expense	92,397	27,925	275,820	27,925
Interest Income	—	—	—	(37)
Other Income	—	—	(3,821)	(14,539)
Total Other Expense (Income)	92,397	27,925	271,999	13,349
(Loss) Income Before Income Taxes	(906,114)	(1,515,392)	(1,341,616)	(3,015,955)
Income Taxes	10,295	—	18,466	—

Net (Loss) Income	$(916,409)	$(1,515,392)	$(1,360,082)	$(3,015,955)

Basic (Loss) Earnings Per Common Share	$(0.03)	$(0.06)	$(0.05)	$(0.12)

Diluted (Loss) Earnings Per Common Share	$(0.03)	$(0.06)	$(0.05)	$(0.12)

Weighted Average Number of Common Shares Outstanding for Basic Earnings Per Common Share	26,286,000	25,863,000	26,114,000	25,860,000

Weighted Average Number of Common Shares Outstanding for Diluted Earnings Per Common Share	26,286,000	25,863,000	26,114,000	25,860,000

Cover-All Technologies Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets:
Current Assets:
Cash and Cash Equivalents	$1,499,869	$1,353,892
Accounts Receivable (Less Allowance for Doubtful Accounts of $25,000)	2,503,354	2,365,750
Prepaid Expenses	635,588	528,398
Deferred Tax Asset	910,998	910,998
Total Current Assets	5,549,809	5,159,038
Property and Equipment – Net	760,624	922,881
Goodwill	1,039,114	1,039,114
Capitalized Software (Less Accumulated Amortization of $21,118,531 and $17,658,748 in 2013 and 2012, Respectively)	8,785,608	10,441,992
Customer Lists/Relationships (Less Accumulated Amortization of $326,167 and $260,093 in 2013 and 2012, Respectively)	75,834	141,907
Deferred Tax Asset	2,614,430	2,614,430
Deferred Financing Costs (Net Amortization of $28,716 and $7,870 in 2013 and 2012, Respectively)	63,567	84,413
Other Assets	255,110	362,806
Total Assets	$19,144,096	$20,766,581

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts Payable	$1,128,194	$1,681,007
Accrued Expenses	658,152	1,390,533
Accrued Income Taxes	16,159	—
Deferred Charges	239,513	83,455
Current Portion of Capital Lease	113,430	109,878
Unearned Revenue	2,710,243	2,426,810
Total Current Liabilities	4,865,691	5,691,683
Long-Term Liabilities:
Long-Term Debt	1,591,810	1,457,945
Long-Term Portion of Capital Lease	382,257	476,664
Total Liabilities	6,839,758	7,626,292
Commitments and Contingencies	—	—
Stockholders’ Equity:
Common Stock, $.01 Par Value, Authorized 75,000,000 Shares; 26,319,707 and 25,936,106 Shares Issued and Outstanding in 2013 and 2012, Respectively	263,197	259,361
Additional Paid-In Capital	32,524,205	32,003,909
Accumulated Deficit	(20,483,064)	(19,122,981)
Total Stockholders’ Equity	12,304,338	13,140,289
Total Liabilities and Stockholders’ Equity	$19,144,096	$20,766,581

Cover-All Technologies Inc. and Subsidiaries

EBITDA RECONCILIATION TO U.S. GAAP NET INCOME

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net (Loss) Income	$(916,409)	$(1,515,392)	$(1,360,082)	$(3,015,955)

Interest Expense, Net	92,397	27,924	275,820	27,888
Income Tax Expense	10,295	—	18,466	—
Depreciation	60,399	40,096	188,635	123,200
Amortization	1,208,979	1,054,735	3,546,704	2,674,627

EBITDA	$455,661	$(392,637)	$2,669,543	$(190,240)

EBITDA per Common Share:
Basic	$0.02	$(0.02)	$0.10	$(0.01)
Diluted	$0.02	$(0.02)	$0.10	$(0.01)

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net Income (Loss) (GAAP)	$(916,409)	$(1,515,392)	$(1,360,082)	$(3,015,955)

Reorganization Costs	319,014	—	319,014	—

Net Income (Loss) (Excluding Reorganization Costs) (Non-GAAP)	$(597,395)	$(1,515,392)	$(1,041,068)	$(3,015,955)

Earnings (Loss) per Common Share (Excluding Reorganization Costs):
Basic	$(0.02)	$(0.06)	$(0.04)	$(0.12)
Diluted	$(0.02)	$(0.06)	$(0.04)	$(0.12)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

EBITDA	$455,661	$(392,637)	$2,669,543	$(190,240)

Reorganization Costs	319,014	—	319,014	—

EBITDA (Excluding Reorganization Costs)	$774,675	$(392,637)	$2, 889,557	$(190,240)

EBITDA per Common Share (Excluding Reorganization Costs):
Basic	$0.03	$(0.02)	$0.11	$(0.01)
Diluted	$0.03	$(0.02)	$0.11	$(0.01)